EXHIBIT A


                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.01 per share, of Global Sports, Inc. and that this Agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of May 1, 2000.


SOFTBANK CAPITAL PARTNERS LP
By:      SOFTBANK CAPITAL PARTNERS LLC
         Its General Partner

By: /s/ Steven Murray
    ---------------------------------
         Name: Steven Murray
         Title: Administrative Member


SOFTBANK CAPITAL PARTNERS LLC


By: /s/ Steven Murray
    ---------------------------------
         Name: Steven Murray
         Title: Administrative Member


SOFTBANK CAPITAL PARTNERS INVESTMENT INC.


By: /s/ Steven Murray
    ---------------------------------
         Name: Steven Murray
         Title: Vice President


SOFTBANK HOLDINGS INC.


By: /s/ Stephen A. Grant
    ---------------------------------
         Name: Stephen A. Grant
         Title: Attorney-in-fact


SOFTBANK CORP.


By: /s/ Stephen A. Grant
    ---------------------------------
         Name: Stephen A. Grant
         Title: Attorney-in-fact


   /s/ Ronald D. Fisher
   ---------------------------------
         RONALD D. FISHER


   /s/ Charles R. Lax
   ---------------------------------
         CHARLES R. LAX

MASAYOSHI SON

By: /s/ Stephen A. Grant
    ---------------------------------
         Name: Stephen A. Grant
         Title: Attorney-in-fact